ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made as of August 6, 2019 (the “Effective Date”), by and between Quantum Materials Corporation, a Nevada corporation (the “Buyer”), and Capstan Platform, Inc., a Delaware corporation (the “Seller”). Each of the parties to this Agreement will be referred to individually as a “Party” or jointly as the “Parties.”

RECITALS

WHEREAS, the Seller is engaged in the business of creating, implementing, improving and maintaining an “Enterprise Trust Management” solution using blockchain technologies to seamlessly and directly layer trust, security and immutability into files, folders and workflows through the everyday tools designed for the knowledge worker (the “Business”).

WHEREAS, the Seller wishes to sell to the Buyer, and the Buyer wishes to purchase from the Seller, certain assets of the Seller.

NOW, THEREFORE, in consideration of the premises, the mutual covenants of the Parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

I.

PURCHASE AND SALE

Section 1.1 Purchase and Sale of the Assets. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall assign, convey, deliver, sell and transfer to the Buyer all of the Seller’s right, title and interest, direct or indirect, in and to all assets, properties and rights listed on Schedule 1.1 hereto (collectively, the “Purchased Assets”), and the Buyer shall acquire and purchase the Purchased Assets from the Seller. The Buyer is not purchasing any assets of the Seller other than the Purchased Assets or assuming any of the post-closing liabilities.

Section 1.2 Excluded Liabilities. The Buyer shall and does not assume or agree to discharge, pay, perform or satisfy (and the Seller shall discharge, pay, perform, satisfy when due and otherwise retain without recourse to the Buyer) any and all liabilities or obligations of the Seller whatsoever, whether direct or indirect, known or unknown, absolute or contingent, matured or unmatured, and currently existing or hereinafter arising, including, without limitation, pre-closing tax liabilities (the “Excluded Liabilities”). Without limiting the generality of the foregoing the Buyer is assuming no obligation for, and shall have no responsibility with respect to, (a) any liability for any litigation matter or other third party claim to the extent arising from the Purchased Assets or the conduct of the Seller or its business, regardless of whether such matter is disclosed herein, in any Ancillary Agreement (as defined below) or on any Schedule hereto; (b) any liability for any claims by or relating to employees or former employees of the Seller concerning acts or omissions of the Seller or otherwise, whether such acts or omissions occurred prior to, on or after the Effective Date; (c) any liabilities of the Seller for any income or other tax obligations or for any compensation or obligation under any employee benefit or incentive plan for the Seller’s employees or former employees or both; (d) any liability under any employment severance retention or termination agreement with any employee of the Seller; and (e) any liabilities under any Law (as defined below) regarding the protection of the environment, the protection of human health or safety from the effects of contamination, hazardous materials or pollution or the arrangement for transport or disposal, clean-up, disposal, distribution, existence, generation, handling, management, manufacture, presence, processing, production, reclamation, recycling, release, remediation, reporting, reuse, storage, transport, treatment or use of hazardous materials.

Section 1.3 Consideration. In full consideration for the Purchased Assets, the Buyer shall pay to the Seller an aggregate amount of $650,000, payable to the Seller by the issuance of the shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”) described in Section 1.4(a)(ii)(C) and Section 1.4(b) below.

Section 1.4 Closing and Payments.

(a) Closing. The sale and purchase of the Purchased Assets shall take place at a closing (the “Closing”) to be held at 10:00 a.m., Central time on the Effective Date, or at such other place or at such other time or on such other date (the “Closing Date”) as the Seller and the Buyer mutually may agree in writing. At the Closing:

(i) the Seller shall deliver to the Buyer the following:

(A)	a bill of sale in the form attached hereto as Exhibit A (the “Bill of Sale,” and together will all other agreements, certificates and documents, the “Ancillary Agreements”) duly executed by the Seller; and

(B)	possession of the Purchased Assets; and

(ii) the Buyer shall deliver to the Seller a certificate representing the a portion of the Shares determined by dividing $325,000 by the average of the per-share closing price of the Common Stock for the five (5) trading days immediately preceding the Closing Date, as reported on Yahoo! Finance or such other data source as the Buyer and the Seller may mutually agree.

(b) Additional Payment of Purchase Price. On the sixty (60) day anniversary date of the Closing Date (the “Second Payment Date”), the Buyer shall deliver to the Seller a certificate representing the a portion of the Shares determined by dividing $325,000 by the average of the per-share closing price of the Common Stock for the five (5) trading days immediately preceding the Second Payment Date, as reported on Yahoo! Finance or such other data source as the Buyer and the Seller may mutually agree

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Buyer on the date of the Closing as follows:

Section 2.1 Organization and Qualification. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own, lease and operate the Purchased Assets and to carry on the Business. The Seller is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the ownership or operation of the Purchased Assets or the nature of the Business makes such qualification or licensing necessary.

Section 2.2 Authority. The Seller has full power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Seller of this Agreement and each of the Ancillary Agreements and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Seller. This Agreement has been, and upon their execution each of the Ancillary Agreements to which the Seller will be a party will have been, duly executed and delivered by the Seller. This Agreement constitutes, and upon their execution each of the Ancillary Agreements will constitute, the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws (as defined below) affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at Law).

Section 2.3 No Conflict; Required Filings and Consents. The execution, delivery and performance by the Seller of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the charter or other organizational documents of the Seller; (b) conflict with or result in a violation or breach of any provision of any federal, state or local statute, law, regulation, order, injunction or decree (“Law”) applicable to the Seller, the Business or the Purchased Assets; (c) require the consent, notice or other action by any Person (as defined below) under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, cancel, modify or terminate any commitments, contracts, deeds, indentures, instruments, joint ventures, leases, licenses, mortgages, notes, undertakings and all other agreements, commitments and legally binding arrangements, whether written or oral, to which the Seller is a party or by which the Seller or the Business is bound or to which any of the Purchased Assets are subject; (d) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, cancel, modify or terminate any approvals, authorizations, certificates, franchises, licenses, permits, registrations, variances and similar rights (a “Permit”) obtained, or required to be obtained, from any federal, state or local governmental authority or any agency or instrumentality thereof (a “Governmental Authority”) to which the Seller is a party or by which the Seller or the Business is bound or to which any of the Purchased Assets are subject; (e) allow the imposition of any fees or penalties or require the offering or making of any payment to a third party on the part of the Seller or the Business; or (f) result in the creation or imposition of any Encumbrance (as defined below) on the Purchased Assets. No approval, consent, declaration, governmental order, Permit or filing with, or notice to, any Governmental Authority is required by or with respect to the Seller in connection with the execution and delivery of this Agreement or any of the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby.

Section 2.4 Title to Assets. The Seller has good and valid title to all of the Purchased Assets, free and clear of any charge, claim, condition, encumbrance, lien, limitation, mortgage, security interest or other restriction of any kind (collectively, “Encumbrances”). Pursuant to this Agreement and the Ancillary Agreements, the Buyer will acquire good and valid title to all of the Purchased Assets, free and clear of any Encumbrance.

Section 2.5 Litigation. There is no action, arbitration, claim, inquiry, investigation, suit or other proceeding by or before any administrative, arbitral, governmental, judicial or regulatory body (an “Action”) pending or threatened (a) in connection with the Business or the Purchased Assets or the Seller’s ownership or operation thereof; (b) to restrain or prevent the consummation of the transactions contemplated hereby; or (c) that might affect the right of the Buyer to own and use the Purchased Assets, nor is there any basis for any of the foregoing. There is no outstanding award, decree, determination, injunction, judgment, order or writ of, or pending or, to the knowledge of the Seller, threatened investigation by, any Governmental Authority relating to the Business, the Purchased Assets, the Seller’s ownership or operation thereof or the transactions contemplated by this Agreement or the Ancillary Agreements. There is no Action by the Seller pending, or which the Seller has commenced preparations to initiate, against any other Person in connection with the Business or the Purchased Assets.

Section 2.6 Brokers. No broker, finder or agent will have any claim against the Buyer for any fees or commissions in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Seller.

Section 2.7 Intellectual Property. The Seller does not own, license or use any copyrights, patents, service marks or trademarks, and the possession of any copyright, patent, service mark or trademark is not required or necessary to conduct the Business in the manner in which it has been conducted. The Seller has taken all reasonable steps to protect its rights in the intellectual property rights constituting all or any portion of the Purchased Assets, including all trade secrets (collectively, the “Business Intellectual Property”). The Seller owns all right, title and interest in and to, or possesses valid licenses or other rights to use, all Business Intellectual Property. The Seller is not party to any agreement or arrangement that in any way limits or restricts any Business Intellectual Property. The conduct by the Seller of the Business, including but not limited to the creation and use of the Purchased Assets, to the best of Seller’s knowledge, has not infringed upon, misappropriated or otherwise violated any intellectual property of any third party, and the Seller has not received any notice or claim with respect to any such infringement, misappropriation or violation, nor is there any basis for any allegation thereof. To the Seller’s knowledge, no third party is misappropriating, infringing or violating any intellectual property rights constituting all or any portion of the Business Intellectual Property. The Seller has not granted any license with respect to any Business Intellectual Property. No loss or expiration of any of the Business Intellectual Property is pending or reasonably foreseeable.

Section 2.8 Product Liability. There is no basis for any product liability, warranty or other claims by any third party arising from the operation of the Business or the ownership of the Purchased Assets during the all periods through and including the Closing Date.

Section 2.9 Compliance. The Seller has complied and is currently in compliance with all applicable Laws and Permits and is not aware of any current violations, or past violations that have not been cured, of any such Laws or Permits. The Seller has not received any notice with respect to the cancellation, suspension or termination of any of such Permits or the assessment of any fines or penalties relating thereto, and to the knowledge of the Company, no cancellation, suspension or termination of any of such Permits or the assessment of any fines or penalties relating thereto is threatened or imminent.

Section 2.10 Solvency. The Seller is not now insolvent and will not be rendered insolvent by any of the transactions contemplated by this Agreement. As used herein, “insolvent” means that the sum of the debts and other probable liabilities of the Seller exceeds the present fair saleable value of the Seller’s assets. Immediately after giving effect to the consummation of the transactions contemplated by this Agreement: the Seller (a) will be able to pay its liabilities as they become due in the usual course of its business; (b) will not have unreasonably small capital with which to conduct its present or proposed business; (c) will have assets (calculated at fair market value) that exceed its liabilities; and (d) taking into account all pending and threatened litigation, final judgments against the Seller in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, the Seller will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of the Seller. The cash available to the Seller after taking into account all other anticipated uses of the cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms.

Section 2.11 Disclosure. None of the representations or warranties of the Seller contained in this Agreement or any of the agreements, certificates, documents or other instruments contemplated by this Agreement, or any related exhibit or schedule hereto or thereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

Section 2.12 Purchase for Own Account. The Shares will be acquired for the Seller’s own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof.

Section 2.13 Exempt from Registration; Restricted Securities. The Seller understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), the securities laws of any state thereof, or the securities laws of any other jurisdiction, nor is such registration contemplated. The Seller understands that the Shares will not be registered under the Act on the ground that the sale provided for in this Agreement is exempt from registration under the Act, and that the reliance of the Buyer on such exemption is predicated in part on the Seller’s representations set forth in this Agreement. The Seller understands that the Shares being issued hereunder are restricted securities within the meaning of Rule 144 under the Act; that the Shares are not registered and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available.

Section 2.14 Restrictive Legends. It is understood that each certificate or other instrument, or any notation in the books and records of the Buyer, representing the Shares and any other securities issued in respect of any of the foregoing upon any stock split, stock dividend, recapitalization, merger, or similar event shall be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON T R A N S F E R A B I L I T Y A N D R E S A L E A N D M AY N O T B E TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Section 2.15 No Transfer. The Shares to be acquired hereunder are being acquired by the Seller for the Seller’s own account, not as a nominee or agent, for investment purposes only and not with a view to resale or distribution. The Seller has not entered into any agreement, arrangement, contract or undertaking with any Person to pledge, sell or transfer to such Person the Shares or otherwise grant to any Person any participation rights in the Shares (including rights to receive proceeds from distributions made by or on behalf of the Buyer), and the Seller has no present plans or intentions to enter into any such agreement, arrangement, contract or undertaking.

Section 2.16 Status. The Seller is an “accredited investor,” as defined in Regulation D under the Act. The Seller has such knowledge and experience in financial and business matters that the Seller is capable of evaluating the merits and risks of an investment in the Shares. The Seller is able to bear the economic risk of this investment. The Seller has had the opportunity to consult with the Seller’s own attorney, accountant and/or purchaser representative regarding this investment in the Shares and their suitability for purchase by the Seller, and to the extent necessary, the Seller has retained, at the Seller’s own expense, and relied upon, appropriate professional advice regarding the investment, legal and tax merits, risks and consequences of this Agreement and the other agreements, certificates, documents and instruments contemplated hereby and of purchasing and owning the Shares.

Section 2.17 Transferability. The Seller is aware that there currently is no market for the Shares, that no such market may ever develop and that it may not be possible to liquidate the Shares and the Buyer must bear the economic risks of the investment in the Shares for an indefinite period of time.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

The Buyer hereby represents and warrants to the Seller as follows:

Section 3.1 Organization and Qualification. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full power and authority to own, lease and operate its assets and to carry on its business. The Buyer is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the ownership or operation of its assets or the nature of its business makes such qualification or licensing necessary.

Section 3.2 Authority. The Buyer has full power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Buyer of this Agreement and each of the Ancillary Agreements and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been, and upon their execution each of the Ancillary Agreements to which the Buyer will be a party will have been, duly executed and delivered by the Buyer. This Agreement constitutes, and upon their execution each of the Ancillary Agreements will constitute, the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws (as defined below) affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at Law).

Section 3.3 Shares. The Shares will have been duly authorized and, when issued paid in full in accordance with the terms set out herein, will be duly issued, fully paid and nonassessable obligations of the Company.

Section 3.4 Brokers. No broker, finder or agent will have any claim against the Seller for any fees or commissions in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Buyer.

ARTICLE IV
COVENANTS

Section 4.1 Deliveries. On the Closing Date, the Seller will deliver or cause to be delivered to the Buyer all original (and any and all copies of) agreements, documents, and books and records and all computer disks, records or tapes or any other storage medium on which agreements, documents, books and records, files and other information relating to the Purchased Assets are stored, in each case, that are in the possession or under the control of the Seller. Following the Closing Date, the Seller shall not retain in its possession or under its control, in any form, any agreements, documents, or books and records, or any computer disks, records or tapes or any other storage medium that contains copies of any agreements, documents, books and records, files and other information relating to the Purchased Assets, including any of the foregoing that is stored on any server or other storage media maintained by a Person on behalf of the Seller (including any “cloud” storage platform). If, notwithstanding the foregoing, the Seller discovers following the Closing Date that it is in possession of or has under its control any agreements, documents, or books and records or any computer disks, records or tapes or any other storage medium on which any agreements, documents, books and records, files and other information relating to the Purchased Assets are stored, the Seller shall (x) deliver to the Buyer any such information which may not have been previously delivered pursuant to the first sentence of this Section 4.1 and (y) thereafter permanently delete and erase all such information (including all copies thereof) in its possession or under its control as soon as reasonably practicable.

Section 4.2 Confidentiality. From and after the Closing, the Seller shall, and shall cause its Affiliates to, hold, and shall use its reasonable best efforts to cause its representatives to hold, in confidence any and all information, whether written or oral, concerning the Buyer, the Purchased Assets, this Agreement and the transactions contemplated hereby, except to the extent that the Seller can show that such information (a) is generally available to and known by the public through no fault of the Seller, any of its Affiliates or their respective representatives; or (b) is lawfully acquired by the Seller from and after the Closing from sources which are not prohibited from disclosing such information by a contractual, fiduciary or legal obligation. If the Seller or any of its Affiliates or their respective representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, the Seller shall promptly notify the Buyer in writing and shall disclose only that portion of such information which the Seller is advised by its counsel in writing is legally required to be disclosed, provided that the Seller shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

Section 4.3 Further Assurances. From time to time after the Closing Date, the Seller shall execute and deliver to the Buyer such instruments of assignment, assurance, consent, conveyance, power of attorney, sale, transfer and other such instruments as may be reasonably requested by the Buyer in order to vest in the Buyer all right, title, and interest in and to the Purchased Assets. The Buyer and the Seller shall each provide the other with such assistance as reasonably may be requested by the other in connection with the transfer and transition of the Purchased Assets and the preparation of any tax return, an audit or examination of any such return by any taxing authority or any judicial or administrative proceeding relating to liability for taxes and shall each retain and provide the other with any records or other information which may be relevant to such audit, examination, proceeding or return.

Section 4.4 Consents and Filings. The Seller shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements as promptly as practicable, including to (a) obtain from Governmental Authorities and other Persons all approvals, authorizations, consents, orders and qualifications as are necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, (b) promptly make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under any applicable Law and (c) have lifted, overturned, reversed or vacated any decree, injunction, judgement, order, ruling or other action (whether temporary, preliminary or permanent) that is then in effect and that conditions, enjoins, makes illegal, restrains or otherwise prohibits or restricts the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements. In furtherance and not in limitation of the foregoing, the Seller shall permit the Buyer reasonably to participate in the defense and settlement of any Action relating to this Agreement or the transactions contemplated hereby, and the Seller shall not settle or compromise any such Action without the Buyer’s written consent. Notwithstanding anything herein to the contrary, the Buyer shall not be required by this Section to take or agree to undertake any action, including entering into any consent decree, hold separate order or other arrangement, that would (i) require the divestiture of any assets of the Buyer or any of its Affiliates or any portion of the Purchased Assets or (ii) limit the Buyer’s freedom of action with respect to, or its ability to consolidate and control, the Purchased Assets or any of the Buyer’s or its Affiliates’ other assets or businesses.

ARTICLE V

INDEMNIFICATION

Section 5.1 Survival of Representations and Warranties. The representations and warranties of the Seller and the Buyer contained in this Agreement and any schedule, certificate or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be continuing and survive the Closing until the end of applicable statute of limitations, provided, however, that Section 2.1 (relating to organization and existence), Section 2.2 (relating to authority), Section 2.4 (relating to the Purchased Assets) and Sections 2.6 (relating to broker’s fees), and any representation in the case of fraud, intentional breach or intentional misrepresentation, shall each survive indefinitely.

Section 5.2 Indemnification. The Seller shall save, defend, indemnify and hold harmless the Buyer and its Affiliates and the respective representatives, successors and assigns of each of the foregoing from and against any and all awards, claims, costs, damages, deficiencies, diminution of value, expenses, liabilities, losses, interest, judgments and penalties (including attorneys’ fees, costs and other out-of- pocket expenses incurred in investigating, preparing or defending the foregoing) (hereinafter collectively, “Losses”), asserted against, incurred, sustained or suffered by any of the foregoing as a result of, arising out of or relating to:

(a)	any breach of any representation or warranty made by the Seller contained in this Agreement or any Ancillary Agreement or any appendix, attachment, certificate, exhibit, schedule or other document delivered pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby;

(b)	any breach of any covenant or agreement by the Seller contained in this Agreement or any Ancillary Agreement;

(c)	any of the Excluded Liabilities;

(d)	any and all taxes (including any interest, additions and penalties with respect thereto) imposed on the Buyer in connection with the Business or the Purchased Assets, or for which the Buyer is liable, with respect to all periods ending on or before the Closing Date, or a pro rata portion (based on an interim closing of the books) of any such taxes for any period that ends after but includes the Closing Date, and any costs or expenses with respect to tax indemnification arising hereunder; and

(e)	the Seller’s failure to comply with the terms and conditions of any bulk sales or bulk transfer or similar laws of any jurisdiction that may be applicable to the sale or transfer of any or all of the Purchased Assets to the Buyer.

Section 5.3 Procedures. Payment of amounts due under this indemnity shall be made promptly upon demand by the Buyer as and when incurred by wire transfer of immediately available funds to an account designated in writing by the Buyer.

Section 5.4 Remedies Not Affected by Investigation, Disclosure or Knowledge. The Buyer hereby expressly reserves the right to seek indemnity or other remedy for any Losses arising out of or relating to any breach of any agreement, covenant, promise, representation or warranty contained herein, notwithstanding any investigation by, disclosure to, knowledge or imputed knowledge of the Buyer or any of its representatives in respect of any fact or circumstances that reveals the occurrence of any such breach, whether before or after the execution and delivery hereof. In furtherance of the foregoing, the Seller agrees that as knowledge or lack of reliance shall not be a defense in law or equity to any claim of breach of any agreement, covenant, promise, representation or warranty by the Seller herein, the Seller shall not in any proceeding concerning a breach or alleged breach of any agreement, covenant, promise, representation or warranty herein, or any indemnity thereof, seek information concerning knowledge or reliance of the Buyer or any of its Representatives, through deposition, discovery or otherwise or seek to introduce evidence or argument in any proceeding regarding the knowledge or lack of reliance of the Buyer or any of its Representatives prior to the Closing on or with respect to any such representations, warranties or covenants.

Section 5.5 Prompt Payment. Payment of amounts due under this indemnity shall be made promptly upon the Buyer’s demand as and when incurred by wire transfer of immediately available funds to an account designated in writing by the Buyer to the Seller.

ARTICLE VI

GENERAL PROVISIONS

Section 6.1 Successors and Assignment. This Agreement may not be assigned by either Party without the other Party’s prior written consent.

Section 6.2 Amendments. This Agreement may not be altered, amended or modified except by a written instrument executed by all Parties hereto.

Section 6.3 Notices. Any notices to be given hereunder by any Party to the other may be effected either by personal delivery in writing, by mail, registered or certified, postage prepaid with return receipt requested, by facsimile or by e-mail. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three (3) days after mailing; facsimile and e-mail notices shall be deemed communicated one (1) business day after transmission, receipt confirmed. Notices shall be addressed to the Parties at the addresses listed on the signature page to this Agreement. Each Party may change its address or other information by written notice in accordance with this Section.

Section 6.4 Governing Law. This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the State of Texas without reference to conflicts of laws principles.

Section 6.5 Enforcement of This Agreement. Any failure by a Party to take immediate action with respect to a breach of any provision of this Agreement does not waive such Party’s right to act with respect to such breach or any other breach. Any action or inaction by a Party in response to any breach of this Agreement does not limit such Party’s rights with respect to actions it may take in response to any other similar or different type of breach.

Section 6.6 Severability. If any portion of this Agreement is found to be invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Further, any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 6.7 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the matters set forth herein, and supersedes any prior agreement between the Parties with respect to the subject matter of this Agreement. No Party has made any agreements, covenants, promises, representations or warranties relating to the subject matter of this Agreement except as otherwise set forth herein, and any prior agreements or understandings not specifically set forth herein shall be of no force or effect.

Section 6.8 Headings. Headings in this Agreement are for reference only and do not limit the scope or extent of such section.

Section 6.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 6.10 Fees and Expenses. Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated.

Section 6.11 Third-Party Beneficiaries. Except as provided in Article V, nothing in this Agreement shall confer upon any Person other than the Parties and their respective successors and permitted assigns any right of any nature.

Section 6.12 Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the Parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court in the State of Texas, this being in addition to any other remedy to which such Party is entitled at law or in equity. Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

Section 6.13 Defined Terms.

(a) “Affiliate” of a Person means any other Person that directly or indirectly, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(b) “Person” means an individual or an association corporation, joint venture, Governmental Authority, limited liability company, partnership, trust, unincorporated organization or other entity.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have by duly authorized persons executed this Asset Purchase Agreement as of the date first written above.

Quantum Materials Corporation

By:	/S/ Stephen B. Squires
Name:	Stephen Squires
Title:	President and CEO

Address for Notices:

3055 Hunter Road
Attn: San Marcos, Texas 78666 Stephen Squires
Email:	ssquires@qmcdots.com

Capstan Platform, Inc.

By	/S/ Roy Truitt
Name:	Capstan Platform, Inc
Title:	Board Member

Address for Notices:
401 Congress, Suite 1540, Austin TX 78701

Attn:
Email:

SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT

SCHEDLE 1.1

PURCHASED ASSETS

The Capstan Trust Platform and all assets, business, claims and rights (of every character, description, kind and nature, whether personal, real or mixed, whether tangible or intangible, whether accrued, contingent or otherwise, and wherever situated) arising from, in connection with or related to the Capstan Trust Platform, together with all rights and privileges associated with such assets, including in object and source code form, and including all past, current and in development releases and versions. The Capstan Trust Platform is described on the attached “Overview.”

SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT

EXHIBIT A

BILL OF SALE

SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT

BILL OF SALE

THIS BILL OF SALE (this “Bill of Sale”) is made as of August 6, 2019 by and between Quantum Materials Corporation, a Nevada corporation (the “Buyer”), and Capstan Platform, Inc., a Delaware corporation (the “Seller”).

WHEREAS, reference is made to that certain Asset Purchase Agreement, dated as of the date hereof (the “Agreement”), by and between the Buyer and the Seller.

WHEREAS, pursuant to the Agreement, the Seller has agreed to execute and deliver this Bill of Sale for the purpose of transferring to and vesting in the Buyer title to the Purchased Assets as set forth herein.

Section 1. Conveyance.

(a) Transfer. The Seller does hereby assign, convey, deliver, sell and transfer to the Buyer all of the Seller’s right, title and interest, direct or indirect, in and to the Purchased Assets, free and clear of all Encumbrances, to have and to hold the Purchased Assets by the Buyer, its successors and assigns, for its and their own use.

(b) Transfer Power. The Seller hereby constitutes and appoints the Buyer and its successors and assigns, as the Seller’s true and lawful attorney, with full power of substitution, in the Seller’s name and stead, on behalf of and for the benefit of the Buyer and its successors and assigns, to demand and receive any and all of the Purchased Assets and to give receipts and releases for and in respect of the Purchased Assets, or any part thereof, and from time to time to institute and prosecute in the Seller’s name, for the benefit of the Buyer and its successors and assigns, any and all proceedings at law, in equity or otherwise, which the Buyer and its successors and assigns, reasonably may require for the collection or reduction to possession of any of the Purchased Assets.

Section 2. Relation to Agreement. This Bill of Sale documents the assignment, conveyance, delivery, sale and transfer contemplated by the Agreement and is subject to all of the conditions, provisions and terms thereof. Nothing in this Bill of Sale shall constitute a waiver of, expansion of or limitation upon any of the Seller’s or the Buyer’s rights and remedies under the Agreement and, in the case of any conflict between the terms of the Agreement and this Bill of Sale, the Agreement shall govern.

Section 3. Successors and Assigns. This Bill of Sale shall be binding upon the Seller and their successors and permitted assigns and shall inure to the benefit of the Buyer and its successors and assigns.

Section 4. Governing Law. This Bill of Sale and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the State of Texas without reference to conflicts of laws principles.

Section 5. Defined Terms. Capitalized terms used but not defined in this Bill of Sale shall have the meanings set forth in the Agreement.

[Signature page follows.]

SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Seller has executed this Bill of Sale as of the date first written above.

Capstan Platform, Inc.

By:	/S/ Roy Truitt
Name:	Roy Truitt
Title:	Board Member

SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT